SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                           [x]
Filed by a Party other than the Registrant        [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to n 240.14a-11(c) or n 240.14a-12

                             CYBEROPTICS CORPORATION
                (Name of Registrant as Specified in its Charter)

                      ------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[x]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
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        2) Form, Schedule or Registration Statement No.:
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                            CYBEROPTICS CORPORATION
                            5900 Golden Hills Drive
                            Minneapolis, MN 55416


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   May 8, 1997

To the Shareholders of CYBEROPTICS CORPORATION:

        The Annual Meeting of Shareholders of CyberOptics Corporation (the "Company") will be held on Thursday, May 8, 1997, at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402, at 3:30 p.m. for the following purposes:

                1) To elect six directors;

                2) To approve amendments to the Company's Stock Option Plan for Nonemployee Directors to provide for a one-time grant to each director who is not also an employee of an option to purchase 12,000 shares and to increase by 80,000 shares the number of shares reserved for issuance under the plan to accommodate such grants;

                3) To transact such other business as may properly come before the meeting or any adjournments thereof.

        Only holders of record of Common Stock at the close of business on March 25, 1997, will be entitled to receive notice of and to vote at the meeting. Shareholders who do not expect to attend the meeting in person are urged to fill in, date, sign and promptly return the proxy in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                        By Order of the Board of Directors


                                        Thomas Martin
                                        Secretary
Minneapolis, Minnesota
April 3, 1997


                  IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY
   In order that there may be a proper representation at the meeting, you are urged, whether you own one share or many, to promptly complete, sign and mail your proxy.



                            CYBEROPTICS CORPORATION

                            5900 Golden Hills Drive
                            Minneapolis, MN 55416

                                PROXY STATEMENT

                   Annual Meeting of Shareholders to be held
                                 on May 8, 1997

        The accompanying Proxy is solicited on behalf of the Board of Directors of CyberOptics Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held May 8, 1997, at 3:30 p.m. at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402, and at any adjournments thereof. The cost of solicitation, including the cost of preparing and mailing the Notice of Annual Shareholders' Meeting and this Proxy Statement, will be paid by the Company. Representatives of the Company may, without cost to the Company, solicit Proxies for the management of the Company by means of mail, telephone or personal calls.

        Shares of the Company's common stock, no par value (the "Common Stock"), represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and any other matters properly brought before the meeting. Shares voted as a "withhold vote for" one or more directors will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the directors with respect to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to the matters voted on at the meeting.

        Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

        Only holders of record of Common Stock at the close of business on March 25, 1997, will be entitled to receive notice of and to vote at the meeting. On March 25, 1997, the Company had 5,240,618 shares of Common Stock outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

        So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters

        A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1996, is being furnished to each shareholder with this Proxy Statement. This Proxy Statement is being mailed to shareholders on or about April 3, 1997.


                        PROPOSAL I-ELECTION OF DIRECTORS

NOMINEES

        Six persons have been nominated for election at the annual meeting:
Steven K. Case, Alex B. Cimochowski, George E. Kline, Steven M. Quist, P. June Min, and Erwin A. Kelen. Each nominee is currently a director of the Company. All nominees elected at the Annual Meeting will serve until the next Annual Meeting or until their earlier death, resignation, removal, or disqualification. The persons named in the accompanying Proxy intend to vote the Proxies held by them in favor of the nominees named below as directors, unless otherwise directed. The affirmative vote of a majority of the voting shares represented at the meeting is required for the election of each director. Should any nominee for director become unavailable for any reason, the Proxies will be voted in accordance with the best judgment of the persons named therein. The Board of Directors has no reason to believe that any candidate will be unavailable.

        The following information is furnished with respect to each nominee as of February 28, 1997:

                               Principal Occupation and
Name and Age           Business Experience for Past Five Years   Director Since
------------           ---------------------------------------   --------------
Steven K. Case         President and Director of the Company      January 1984
Age 48                 since its inception; part-time
                       Professor of Electrical Engineering
                       at the University of Minnesota
                       since 1978.

Alex B. Cimochowski    President and owner of Four Peaks            May 1984
Age 57                 Technologies, Inc., a printing
                       company, since November 1996;
                       Independent business consultant
                       from September 1995 to November
                       1996; Chief Executive Officer of
                       Delphax Systems from November 1988
                       to September 1995; President of
                       Edgecore Technology, Inc. from
                       September 1983 to April 1988
                       and consultant thereto from April
                       1988 to November 1988.

Erwin A. Kelen         President of Kelen Ventures, since        February 1995
Age 61                 1990; President of Datamyte
                       Corporation, a subsidiary of Allen
                       Bradley Co., from 1984 until 1990.
                       Director of Printronix, Inc.,
                       Insignia Systems, Inc. and Computer
                       Network Technologies, Inc.

George E. Kline+*      President of Venture Management, a          June 1986
Age 61                 financial management services company,
                       since 1966.  General Partner of
                       Brightstone Capital Ltd., a venture
                       capital firm, since 1985. Director
                       of Applied Biometrics, Inc., Health
                       Fitness Physical Therapy, Inc., Rimage
                       Corporation, Nutrition Medical, Inc.
                       and FieldWorks, Incorporated.

P. June Min            Vice Chairman Anam Industrial Co., Ltd.   February 1995
Age 61                 a semiconductor fabrication company
                       located in Korea since April 1995.
                       Vice President, and the Chief Executive
                       Officer of the Semiconductor Division
                       of Daewoo Corporation from November 1993 to April 1995; Chairman and Chief Executive
                       Officer of Intellect, Inc., a consulting firm, since May 1990; Chairman and Chief
                       Executive Officer of CyberTech, Inc.,
                       a computer simulation company, from
                       September 1992 to August 1993; Chairman
                       and Chief Executive Officer of Liberty
                       Systems, Inc., an engineering design house, from September 1988 to June 1992; President and Chief Executive Officer of Western
                       Digital Korea, Ltd. from October 1987
                       to April 1990.

Steven M. Quist+*      President of Rosemount Inc., a            June 1991
Age 51                 subsidiary of Emerson Electric Co.,
                       and an employee of Rosemount Inc.
                       since 1970.
----------------
+  Member of Audit Committee
*  Member of Compensation Committee


COMPENSATION OF DIRECTORS

        Directors are paid $1,000 per board meeting attended and are reimbursed for their expenses in attending meetings. In addition, in accordance with the Company's Stock Option Plan for Nonemployee Directors (the "Director Plan"), each director who is not also an employee (all directors except Dr. Case) were granted an option to purchase 12,000 shares of Common Stock upon initial adoption of the amended plan (October 12, 1993) or upon their election as directors of the Company (February 13, 1995, in the case of Mr. Kelen and Dr.
Min). If the amendment to the Director Plan is approved, each director will receive an additional one-time grant effective the date of such approval (May 8, 1997). All of such options have an exercise price equal to the fair market value of the Common Stock on the date of grant, are exercisable to purchase 25% of the shares subject thereto commencing on the date of the first annual shareholder meeting after the date of grant and are exercisable with respect to an additional 25% at each of the next three annual shareholder meetings at which the director is reelected. All such options expire ten years after the date of grant.

        In consideration of consulting services, on February 13, 1995, Mr. Kelen was also granted an option to purchase an additional 30,000 shares of Common Stock with an exercise price of $9.25 per share (the fair market value on such date). Such option becomes exercisable with respect to 625 shares commencing on March 13, 1995, and monthly with respect to an additional 625 shares in each month during the following four years. The option expires ten years from the date of grant.

        Dr. Min is Chairman, Chief Executive Officer and sole shareholder of Intellect, Inc., a consulting firm retained by the Company in 1992 to assist in the Company's sales and marketing efforts in Korea. Pursuant to an agreement with Intellect, Intellect is entitled to commissions on the sale of certain of the Company's products, provision of services and license of certain technology in Korea. During 1996, Intellect received $24,073 pursuant to such agreement. In addition, Dr. Min received an option to purchase 5,000 shares of the Company's Common Stock at $6.25 per share (the fair market value on such date) in January 1994 in consideration of such consulting services.


COMMITTEES/MEETINGS

        Except for its Compensation Committee and Audit Committee, the Company does not have any standing committees, including any nominating committee, of the Board of Directors. The Audit Committee, consisting of Messrs. Quist and Kline, reviews the Company's arrangements with its auditors, the substance of the audit and interested party transactions. The Compensation Committee (formerly the Stock Option Committee), currently consisting of Messrs. Kline and Quist, administers the Company's Restated Stock Option Plan and 1992 Employee Stock Purchase Plan and determines compensation policy and levels for the Company's executive officers. During the fiscal year ended December 31, 1996, the Board of Directors of the Company met six times and acted twice by writing in lieu of meeting, the Compensation Committee met two times and acted three times by writing in lieu of meeting and the Audit Committee met one time. Every nominee for director, except Dr. Min, attended at least 75 percent of the meetings of the Board and committees of the Board on which they served.

        THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED FOR THE ELECTION OF EACH DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

      PROPOSAL II-AMENDMENTS TO STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

        On February 13, 1997, the Board of Directors approved an amendment to the CyberOptics Corporation Stock Option Plan for Nonemployee Directors (the "Director Plan") to provide for a one-time automatic grant to each nonemployee director of an option to purchase 12,000 shares of Common Stock, subject to approval by the shareholders at the Annual Meeting. The Director Plan was initially adopted by the Board of Directors on September 19, 1989, and by shareholders in April 1990 (the "Director Plan") and was amended on October 12, 1993, to provide for an additional one time grant and such amendment was approved by shareholders on May 10, 1994. The Director Plan reserves a total of 126,600 shares of Common Stock for issuance to directors of the Company who are not also employees upon exercise of options granted to them under the Director Plan. There are currently options to purchase 74,600 shares outstanding under the Director Plan and there remains, therefore, 52,000 shares available for future grant.

        The Director Plan currently provides that each director who is not also an employee will automatically receive an option to purchase 12,000 shares of Common Stock upon initial election as a director. The Board of Directors has proposed that the Director Plan be amended to provide for a one-time automatic grant to each nonemployee director of an option to purchase 12,000 shares of Common Stock effective upon approval by shareholders. Such grants will be effective only upon shareholder approval of the amendment to the Director Plan and the options so granted will become exercisable in cumulative annual installments equal to twenty-five percent of the number of shares of Common Stock subject to the option, at the date of each annual meeting of shareholders at which the director is reelected. Because the 60,000 shares that would be the subject of such options would exceed the number of shares available for new option grants under the Director Plan, the Board is also proposing that the reservation be increased by 80,000 shares.

        The following table sets forth the information with respect to options that will be granted to nonemployee directors upon shareholder approval under the Director Plan:

                                 NEW PLAN GRANTS

        NAME AND POSITION                  NUMBER OF SHARES
        -----------------                  ----------------
        Alex B. Cimochowski, Director           12,000
        George E. Kline, Director               12,000
        Steven M. Quist, Director               12,000
        Erwin Kelen                             12,000
        P. June Min                             12,000
        All nonemployee directors as a group    60,000

All of such options will become exercisable with respect to 25% (3,000) of the shares subject thereto commencing on the next annual meeting of shareholders of the Company and with respect to an additional cumulative 25% in each of the next three years. Such options will expire on May 8, 2007.

        The Director Plan is administered by a Committee composed of members of the Board of Directors who have not received discretionary grants of options within the thirteen months preceding their appointment to the Committee. The exercise price of all options under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Options may not be exercised until one year after the date of grant and become exercisable thereafter in cumulative annual installments equal to twenty-five percent of the number of shares of Common Stock subject to the option. All options expire ten years from the date of grant. Options under the Director Plan are nontransferable and expire upon removal of a director for gross or willful misconduct. Options remain exercisable for the remainder of their initial term if a director otherwise resigns. All options granted under the Director Plan are nonqualified stock options.

        The Board of Directors believes that stock options are an important tool for aligning the interests of nonemployee directors with the interests of the Company and the Company's shareholders. All options previously issued to nonemployee directors except those issued to Mr. Kelen and Dr. Min as new directors have become fully exercisable, so that they no longer represent an incentive for remaining with the Company, and no longer provide any additional benefit to the nonemployee directors. The Company Board of Directors therefore believes that the proposed amendment to the Director Plan is in the best interests of the Company because it will further align the interests of nonemployee directors with those of the Company and the Company's shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO AMEND THE DIRECTOR PLAN AS DESCRIBED ABOVE. THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE PROXIES HELD BY THEM IN FAVOR OF SUCH PROPOSAL, UNLESS OTHERWISE DIRECTED. AN AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING AS OF THE RECORD DATE IS REQUIRED FOR THE APPROVAL OF THE PROPOSAL.


EXECUTIVE OFFICERS

        The current executive officers of the Company are as follows:

        Dr. Steven K. Case, 48, has been President and a Director of the Company since its formation in January 1984. Dr. Case is also a part-time professor in the Electrical Engineering Department at the University of Minnesota.

        Dr. Jeffrey A. Jalkio, 36, started as a Research Engineer for the Company in May 1987, became Director of Research and Development in July 1988 and was elected Vice President-Research in February 1992.

        John D. Beagan, 55, started as Director of Manufacturing for the Company in September 1993, and became Vice President-Operations in February 1995. Since September 1996, Mr. Beagan has also assumed the role of acting Chief Financial Officer. Mr. Beagan held executive officer positions in the manufacturing, development and customer service areas of Computer Network Technology Corporation, a manufacturer of mainframe network products, from 1987 to 1993.

        Carl D. Moe, 50, started as Director of Sales and Marketing for the Company in October 1992, and became Vice President-Sales and Marketing in February 1995. Mr. Moe was President of the Danbury Group, a consulting firm specializing in market development of technology based products from 1988 until joining the Company.

        William J. Farmer, 47, started as Asia-Pacific Regional Sales Manager with the Company in July 1994 , was appointed Director of Product Development in January 1995 and was elected Vice President-Product Development in February 1997. From November 1991 until joining the Company Mr. Farmer was a research engineer with Sharp Corporation in Japan.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT OF THE BOARD OF DIRECTORS

        The Company's executive compensation policies are recommended and administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed of two independent, outside directors.

        The principal objective of the Company's compensation policy is to increase shareholder value by providing an incentive to officers and employees to maximize the Company's performance. Generally, the Company has set the salaries of its executive officers at slightly below industry averages and provided for significant variable compensation through annual cash bonuses and stock options. The form of compensation provided to members of the Company's management varies based on their position and their ability to influence performance.

        The Compensation Committee has discretion to set executive compensation at levels warranted by external, internal and individual circumstances. The Committee has solicited through Dr. Case, and reviewed annually, compensation surveys for officer positions in the electronics industry. Although such data provides a base for comparison, it is not used as the basis for the compensation actually awarded.

        EXECUTIVE OFFICER COMPENSATION PROGRAM

        The Company's executive officer compensation program can be separated into several elements: base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and retirement savings plans generally available to employees.

        BASE SALARY

        The Company has traditionally set the base salaries of its executives at slightly below industry averages and continued this policy during 1996. Because of dramatically improved performance during 1995, as well as the achievement of a number of corporate objectives during the year, including the successful completion of a public offering of the Company's common stock, base salaries for executive officers during 1996 were increased to be more closely approximate to industry averages. Dr. Case's base salary during 1996 was set by the Committee at the beginning of the fiscal year at $150,000, which the Committee believes continues to place his salary slightly below the median of salaries for executive officers in the electronics industry at similarly sized companies. Such salary represented a $10,000 increase over Dr. Case's base salary for 1995.

        CASH INCENTIVE COMPENSATION

        The Compensation Committee establishes an executive bonus plan annually. The bonus plan assigns to each executive, based upon the Committee's determination of the size of bonus appropriate for the position held by the executive, a base dollar amount bonus objective. Sales positions, for example, which more directly influence revenue attainment and have a higher component of variable compensation, also have a proportionately larger base dollar amount bonus objective. The Committee then creates a matrix of multipliers for such base bonus objective as a function of increase in operating income and revenue. For any given increase in operating income after a threshold increase in revenue, the matrix will dictate a multiplier that is applied to the base dollar amount bonus objective to determine the bonus awarded. For 1996, the matrix provided for no bonuses if operating income was less than 10% of revenue or if revenue increased to less than $36.6 million.

        Dr. Case did not receive a cash bonus in 1996. The absence of the bonus reflects the industry downturn and the resulting decrease in the Company's overall revenue and operating income.

        STOCK INCENTIVE COMPENSATION

        The Company provides long-term incentive to its executive officers primarily through its Restated Stock Option Plan (the "Option Plan"). Under the Option Plan, the Compensation Committee awards stock options to executive officers based on the number of options and shares currently held by the executive and also on performance factors similar to those used to determine salaries and annual cash incentives. The Compensation Committee has not fixed, or predetermined, the amount of shares to be available for option grants in any year.

        Stock options are granted to encourage an executive to seek the same objectives as shareholders, to retain executives through vesting and to lower the overall cash cost of compensation. The Company's options generally vest over a period of four years and expire after five years. All options are granted with an exercise price equal to fair market value on the date of grant.

        Dr. Case received two options under the Option Plan during 1996: one for 70,000 shares and one for 23,000 shares. Dr. Case exercised a number of vested options during 1995 and had very few options that were unvested at the beginning of 1996. The first option was granted at an exercise price of $18.125. The second option was granted, in part, to provide additional incentive to Dr. Case because the Committee believed the overall decrease in market price of the Company's common stock during the year had diminished the value of the first option.

        BENEFITS

        The Company provides medical and retirement savings benefits to executive officers on terms generally available to employees. No executive officer received perquisites in excess of 10% of salary during 1996.

        SUMMARY

        The Compensation Committee believes that the compensation program for executive officers during the 1996 year achieved the principal objectives for which it was designed.

                                George Kline
                                Steven Quist


SUMMARY COMPENSATION TABLE

        The following table sets forth the cash and noncash compensation for the last three fiscal years awarded to or earned by the President of the Company and each executive officer of the Company who received cash compensation from the Company during the year ended December 31, 1996 exceeding $100,000.


                               ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                       -----------------------------------     ------------------------------
                                                                    AWARDS            PAYOUTS
                                                               -------------------    -------
NAME                                               OTHER                                          ALL
AND                                                ANNUAL      RESTRICTED                        OTHER
PRINCIPAL                                          COMPEN-      STOCK                   LTIP    COMPEN-
POSITION               YEAR    SALARY      BONUS   SATION       AWARDS     OPTIONS    PAYOUTS   SATION(1)
--------               ----    ------      -----   ------       ------     -------    -------   ---------
Steven K. Case         1996   $150,000       -                             93,000                $2,669
President, Director    1995    140,000   $119,000                             -                   2,816
                       1994    133,708     24,067                             -                   2,414


Carl D. Moe            1996   $110,000   $ 15,000                             -                  $4,387
Vice President-Sales   1995    100,000    119,000                             -                   1,974
and Marketing          1994     90,000       -                                -                   1,662

John D. Beagan         1996   $109,600       -                             15,000                $2,628
Vice President-        1995     90,000   $ 68,000                             -                   1,658
Operations             1994     82,000     15,072                          19,000                   -

Jeffrey A. Jalkio      1996   $ 91,400       -                             39,000                $2,151
Vice President-        1995     85,000   $ 44,200                             -                   1,690
Research               1994     80,000     14,400                             -                   1,600

------------
(1) Consists of contributions to the Company's 401(k) plan and premiums under term life insurance policies.


STOCK OPTIONS

        The Company maintains a Restated Stock Option Plan and a Stock Option Plan for Nonemployee Directors. The Company may grant stock options to executive officers and other employees and consultants of the Company under the Restated Stock Option Plan. The following table sets forth information with respect to options granted to the named executive officers in 1996:


                              OPTION GRANTS IN 1996
                                                                        POTENTIAL REALIZABLE
                                                                       VALUE AT ASSUMED ANNUAL
                                                                         RATES OF STOCK PRICE
                            % OF TOTAL                                     APPRECIATION FOR
                OPTIONS   OPTIONS GRANTED  EXERCISE                         OPTION TERM (1)
                 GRANTED   TO EMPLOYEES    PRICE PER   EXPIRATION     -----------------------
NAME               (#)       IN 1996       ($/SH)        DATE          5%($)          10% ($)
----              ----       -------       ------        ----         ------          -------
Dr. Case         70,000       11.9%        $18.125      5/14/01      $350,532        $774,585
                 23,000        3.9%         11.00      11/22/01        69,899         154,459
Mr. Moe             -          -             -              -             -             -
Mr. Beagan       15,000        2.5%         11.00      11/22/01        45,586         100,734
Dr. Jalkio       30,000        5.1%         18.125      5/14/01       150,228         331,965
                  9,000        1.5%         11.00      11/22/01        27,351          60,440

------------
(1) These amounts represent the realizable value of the subject options five years from the date of grant (the term of each option), without discounting to present value, assuming appreciation in the market value of the Company's common stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

        The following table sets forth information with respect to options exercised during 1996 and held by the officers named in the Summary Compensation Table as of December 31, 1996:


  AGGREGATED OPTION EXERCISES IN 1996 AND OPTION VALUES AS OF DECEMBER 31, 1996

                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                 SHARES                          AT DECEMBER 31, 1996(1)      AT DECEMBER 31, 1996 (2)
                ACQUIRED        VALUE          ---------------------------   ---------------------------
NAME          ON EXERCISE     REALIZED(3)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----          -----------     -----------      -----------   -------------   -----------   -------------
Dr. Case        15,000        $143,750            26,250       101,750         $201,503       $122,152
Mr. Moe         15,198         292,928              -           20,520             -           185,000
Mr. Beagan         -              -               22,500        31,000          171,039        158,859
Dr. Jalkio         -              -               30,000        44,000          174,218         60,968

------------
(1) All of such options are exercisable at a price equal to the fair market value of the Common Stock on the date of grant.

(2) Represents the difference between the closing price of the Company's Common Stock as reported on the NASDAQ National Market on December 31, 1996, and the exercise price of the options.

(3) Represents the difference between the option exercise price and the closing price of the Company's Common Stock as reported by Nasdaq on the date of exercise.


LONG-TERM INCENTIVE PLAN AWARDS/EMPLOYMENT AGREEMENTS

        Other than its Restated Stock Option Plan, the Company does not maintain any long-term incentive plans, nor does it have any employment agreements with any of the executive officers named in the Summary Compensation Table.


SHAREHOLDER RETURN

        The graph set forth below compares the cumulative total shareholder return on the common stock of the Company from January 1, 1992 through December 31, 1996 with the cumulative total return on a broad market index (the Nasdaq Index) and a peer group index (the Nasdaq Computer and Data Processing Index). In each case, the cumulative return is calculated assuming an investment of $100 on January 1, 1992, and reinvestment of all dividends.


                                     [GRAPH]

               NASDAQ COMPUTER
DATE             & DATA PROC.           NASDAQ             CYBEROPTICS
----           ---------------          ------             -----------
12/31/91          100                   100                100
 3/31/92          103.136702            100.869129         121.827411
 6/30/92           96.086067             88.5361162         85.2791878
 9/30/92          100.034187             94.9537855         77.1573604
12/31/92          116.378477            107.592282          77.1573604
 3/31/93          118.561134            112.7490098         77.1573604
 6/30/93          120.837273            112.812378          77.1573604
 9/30/93          131.021939            113.299304          91.3705584
12/31/93          133.594547            113.86995          101.522843
 3/31/94          127.975513            115.443847          93.4010152
 6/30/94          121.993237            112.97198           89.3401015
 9/30/94          132.092969            125.774558         105.583756
12/30/94          130.586048            138.236933         125.888325
 3/31/95          142.360966            155.612801         178.680203
 6/30/95          162.836066            184.442752         412.182741
 9/29/95          182.448999            201.479256         552.284264
12/29/95          184.674925            210.528114         645.685279
 3/29/96          193.301389            220.41502          467.005076
 6/28/96          209.081051            244.996766         251.77665
 9/30/96          216.522705            249.878339         219.28934
12/31/96          227.141659            259.875847         217.512284


                               SHARES OUTSTANDING

        The following table sets forth information pertaining to the ownership of the Company's Common Stock by each person known by the Company to beneficially own 5% or more of the Company's Common Stock, by each director, by each officer named in the Summary Compensation Table, and by all officers and directors as a group as of February 28, 1997:

NAME AND ADDRESS                        AMOUNT AND NATURE       PERCENT
OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP(1)   OF CLASS
-------------------                -------------------------    --------
Steven K. Case                               312,154             5.9%
5900 Golden Hills Drive
Minneapolis, MN 55416

Kopp Investment Advisors, Inc.               414,150             7.9%
6600 France Avenue South
Suite 672
Edina, MN 55435 (2)

Alliance Capital Management L.P.             330,000             6.3%
c/o The Equitable Companies Incorporated
787 Seventh Avenue
New York, NY(3)

Robert Fleming, Inc.                         315,600             6.0%
320 Park Avenue, 11th Floor
New York, NY 10022(4)

George E. Kline(5)                            25,500             *

Alex B. Cimochowski(6)                        24,371             *

Steven M. Quist                               17,200             *

Erwin A. Kelen                                35,625             *

P. June Min                                   11,000             *

Carl D. Moe                                   27,591             *

John D. Beagan                                22,500             *

Jeffrey A. Jalkio                             51,461             *

All executive officers and
directors as a group (9 persons)             527,402             9.9%


------------
*Less than 1%

(1) Includes 28,750 shares for Dr. Case, 3,000 for Mr. Kline, 22,200 shares for Mr. Cimochowski, 16,200 shares for Mr. Quist, 21,625 shares for Mr. Kelen, 11,000 shares for Dr. Min, 6,840 shares for Mr. Moe, 22,500 shares for Mr. Beagan, 17,500 for Dr. Jalkio and 149,615 shares for all officers and directors as a group, purchasable upon exercise of options exercisable within 60 days of February 28, 1997.

(2) Based on Schedule 13G filing dated January 27, 1997, filed on behalf of Leroy C. Kopp and Kopp Investment Advisors, Inc. Includes 88,000 shares over which the holder has sole voting power, 10,000 over which the holder has sole dispositive power and 404,150 shares over which the holder has shared dispositive power.

(3) Based on Schedule 13G filing dated February 12, 1997. Includes 1,800 shares over which such holder does not have voting power.

(4) Based on Schedule 13G filed February 13, 1997. All shares held with shared voting and shared dispositive power.

(5)     Includes 22,500 held in a trust for which Mr. Kline is the trustee.

(6) Includes 1,650 shares owned by Mr. Cimochowski's spouse, the beneficial ownership of which Mr. Cimochowski disclaims.

        Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission") and the securities exchange on which the equity securities are registered. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 1996.

        Based upon information provided by officers and directors of the Company, and because of a change in the Commission's rules as to reporting of option exercises, all officers, directors and 10% shareholders otherwise filed all reports on a timely basis in the 1996 fiscal year.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        The Company has selected Coopers & Lybrand L.L.P. as its independent accountants for its fiscal year ending December 31, 1997. Representatives of Coopers & Lybrand L.L.P., which has served as the Company's independent accountants since July 1994, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                                     GENERAL

        The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment

                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

        Any proposal by a shareholder to be presented at the next Annual Meeting must be received at the Company's principal executive offices, 5900 Golden Hills Drive, Minneapolis, MN 55416, no later than December 9, 1997.

                                BY ORDER OF THE BOARD OF
                                DIRECTORS


                                Thomas Martin
                                SECRETARY
Dated:  April 3, 199



                             CYBEROPTICS CORPORATION
                 Proxy for the 1997 Annual Shareholders Meeting
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Steven K. Case and John D. Beagan, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CyberOptics Corporation, to be held on May 8, 1997, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

1. ELECTION OF DIRECTORS:

      [ ]   FOR all nominees (EXCEPT           [ ]   WITHHOLD AUTHORITY
            AS MARKED TO THE CONTRARY BELOW)         TO VOTE FOR ALL NOMINEES


                  TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE,
                      PLACE A LINE THROUGH HIS NAME BELOW:

              Steven K. Case, Alex B. Cimochowski, George E. Kline,
                 Steven M. Quist, Erwin A. Kelen and P. Jun Min

2. APPROVAL OF AMENDMENTS TO STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

                [ ]   FOR      [ ]   AGAINST      [ ]   ABSTAIN


3. TO VOTE WITH DISCRETIONARY AUTHORITY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING

                          (CONTINUED ON REVERSE SIDE)

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for all of the directors named in proposal 1 and for proposal 2.

        When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                Dated:                              , 1997
                                       ----------------------------


                                ------------------------------------------
                                Signature

                                ------------------------------------------
                                 Signature if held jointly


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.